A. M. Castle & Co.
Supplement: Q4 2012 Earnings Conference Call

February 26, 2013

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “goal,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly reports for fiscal 2012. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Regulation G & Other Cautionary Notes

This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP ("GAAP"). However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company's financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Regulation G & Other Cautionary Notes

The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company.

Overview and Update on Performance Improvement Plan | Goals and Actions

Goals	Action Steps	February Update
Vertical sales teams	• Replace Commercial Units with sales teams focused on our three end markets – Aerospace, Industrial, and Oil & Gas • Implement enhanced sales incentive program	• Named Blain Tiffany, Chief Commercial Officer, and re-organized commercial management structure • Implemented new sales incentive plan for 2013
Operating functions	• Assign new group leadership over operations and procurement • Implement Continuous Improvement program for consistency and improved on-time delivery	• Hired VP Strategic Sourcing, effective February • Named Interim VP Operations and announced re-organized operations team
Realign facility footprint	• Planned consolidation of five metals facilities into existing network	• Implementing transition plans for 5 warehouses to be consolidated in 1H2013 • Transition plans are on track
Corporate streamlining	• Restructure back office and shared services functions to eliminate redundancies and focus on continuous improvement	• Executed initial plans to streamline corporate functions

Timing: With the exception of certain branch consolidation activity, the restructuring actions will be substantially completed in Q1 2013.

Profit Improvement Goal February Update

$33 million of identified run-rate improvements planned to be implemented in 2013.

Amount	Initiative	Actions
$10M	**Branch realignment**	• Plan to consolidate five branches into existing network in 1H 2013 • Consolidate selected operations functions
$5M	**Corporate streamlining**	• Centralize activities in Finance, HR, and IT • Reorganize marketing and sales management structures
$6M	**Strategic sourcing**	• Continue to leverage purchasing opportunities in non-metal costs such as transportation, freight, and outside services
$12M	**Gross margin enhancement**	• Leverage metal sourcing and strategic pricing opportunities

February Update

- Initial improvement estimates and time frames remain on track and as planned.

Total profit improvement goal: $33 million

– Approximately $10 million of pre-tax charges are expected to be incurred primarily in Q1 and Q2 of 2013 for severance, facility shut-down costs and related items.

Selected Results – Q4 2012

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share)	Three Months Ended December 31		
Unaudited	2012	2011	Change
Net Sales[1]	$ 274.0	$ 282.2	(2.9)%
Metals	*$ 242.3*	*$ 252.9*	*(4.2)%*
Plastics	*$ 31.7*	*$ 29.2*	*8.6%*
Gross Material Margins	25.3%	24.1%	
Operating Expenses	$ 68.3	$ 72.5	5.8%
Operating Expense Margin	24.9%	25.7%	
Operating Income	$ 1.1	$ (4.4)	125%
Operating Income Margin	0.4%	(1.6)%	
Interest Expense, net	$ 10.7	$ 16.5	
Effective Tax Rate	28.9%	29.4%	
EBITDA[2]	$ 8.8	$ 3.9	125.6%
EBITDA Margin	3.2%	1.4%	
Net Loss, as Reported	$ (5.6)	$ (12.0)	53.3%
Net Loss per diluted share, as Reported	$ (0.24)	$ (0.52)	53.8%
Adjusted Non-GAAP Net (Loss) Income[3]	$ (5.4)	$ 1.3	(515.4)%
Adjusted Non-GAAP Net (Loss) Income per diluted share[3]	$ (0.24)	$ 0.05	(580)%

[1] Numbers may not foot due to rounding.

[2] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.

[3] Non-GAAP net income adjustments relate to unrealized (gains) losses on commodity hedges, Tube Supply net income and Tube Supply acquisition costs for 2011. Refer to reconciliation in the Appendix.

Selected Results – YTD 2012

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share)	Year Ended December 31,		
Unaudited	2012	2011	Change
Net Sales	$ 1,270.4	$ 1,132.4	12.2%
Gross Material Margins	27.0%	25.3%	
Operating Expenses	$ 301.9	$ 281.6	(7.2)%
Operating Expense Margin	23.8%	24.9%	
Operating Income	$ 41.1	$ 5.2	690.4%
Operating Income Margin	3.2%	0.4%	
Interest Expense, net	$ 56.7	$ 19.8	
Effective Tax Rate	9.2%	7.7%	
EBITDA[1]	$ 74.2	$ 37.4	98.4%
EBITDA Margin	5.8%	3.3%	
Net Loss, as Reported	$ (9.7)	$ (1.8)	(438.9)%
Net Loss per diluted share, as Reported	$ (0.42)	$ (0.08)	(425)%
Adjusted Non-GAAP Net Income[2]	$ 6.3	$ 12.4	(49.2)%
Adjusted Non-GAAP Net Income per diluted share[2]	$ 0.26	$ 0.53	(50.9)%

[1] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.

[2] Non-GAAP net income adjustments relate to CEO transition costs, unrealized (gains) losses on commodity hedges, Tube Supply net income and Tube Supply acquisition costs for 2011. Refer to reconciliation in the Appendix.

Liquidity and Balance Sheet

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share and Days)	Year Ended December 31,	
Unaudited	**2012**	**2011**
Cash From (Used in) Operations	$ 5.4	$ (46.3)
Cash Paid for CapEx	$ 11.1	$ 11.7
Avg Days Sales in Inventory	187	128
Avg Receivables Days Outstanding	49	50.3

SELECTED CONSOLIDATED RESULTS ($ are in Millions)	As of December 31, 2012	As of December 31, 2011
Unaudited		
Total Debt (net of unamortized discounts)[1]	$ 297.1	$ 314.9
Cash and Cash Equivalents	21.6	30.5
Total Debt less Cash and Cash Equivalents ("Net Debt")	$ 275.5	$ 284.4
Net Debt to Total Capital	43.4%	45.3%

[1] Includes balance of $40 million and $36 million under the revolving credit facilities at December 31, 2012 and 2011, respectively.

APPENDIX

SEC Regulation G Non-GAAP Reconciliation

Reconciliation of 2012 Adjusted Net (Loss) Income to Reported Net Loss for the Period Ended December 31 *($ are in millions, except per share data)* *Unaudited*	For the Three Months Ended 2012	For the Three Months Ended 2011	For the Twelve Months Ended 2011	For the Twelve Months Ended 2011
Net Loss, as reported	$ (5.6)	$ (12.0)	$ (9.7)	$ (1.8)
Unrealized loss on Debt Conversion Option	—	4.0	15.6	4.0
Debt Refinancing Charges	—	9.5	—	9.5
Interest Charges on New Debt	— [1]	1.8	— [1]	1.8
Tube Supply Acquisition Costs	—	4.3	—	4.3
Tube Supply Net Income	— [1]	(0.9)	— [1]	(0.9)
CEO Transition Costs, Net	—	—	0.6	—
Unrealized Losses on Commodity Hedges	0.4	0.8	0.2	2.3
Tax Effect of Adjustments	(0.1)	(6.3)	(0.3)	(6.9)
Adjusted Non-GAAP Net (Loss) Income[3]	$ (5.4)	$ 1.3[2]	$ 6.3	$ 12.4[2]
Adjusted Non-GAAP Basic (loss) Income Per Share	$ (0.24)	$ 0.05	$ 0.27	$ 0.54
Adjusted Non-GAAP Diluted (Loss) Income Per Share	(0.24)	0.05	0.26	0.53

[1] Amounts were not included as the three and twelve months ended 2012 results reflect activity for the full period compared to 16 days during the 2011 periods presented.

[2] Amounts differ from previously reported 2011 'Adjusted non-GAAP net income' due to the inclusion of the adjustment for unrealized losses on commodity hedges.

[3] Amounts may not foot due to rounding.

Non-GAAP Reconciliation

Reconciliation of Adjusted EBITDA to Net Loss *($ are in millions, except per share data)* *Unaudited*	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	For the Twelve Months Ended December 31, 2012	For the Twelve Months Ended December 31, 2011
Net Loss	$ (5.6)	$ (12.0)	$ (9.7)	$ (1.8)
Depreciation and Amortization Expense	6.5	5.6	25.9	20.5
Interest Expense, Net	10.7	6.3	41.1	9.7
Interest Expense – Unrealized Loss on Debt Conversion Option	—	4.0	15.6	4.0
Loss on Extinguishment of Debt	—	6.2	—	6.2
Income Taxes	(2.8)	(6.1)	1.4	(1.1)
EBITDA[1]	8.8	3.9	74.2	37.4
Non-GAAP Net Income Adjustments [2]	0.4	4.1	0.7	5.7
Adjusted EBITDA[1]	$ 9.1	$ 8.1	$ 74.9	$ 43.1

[1] Amounts may not foot due to rounding.

[2] Non-GAAP net income adjustments relate to CEO transition costs, unrealized (gains) losses for commodity hedges, Tube Supply net income and Tube Supply acquisition costs for the 2011 periods. Refer to 'Reconciliation of 2012 adjusted net (loss) income to reported net loss' table below.

Thank You

NYSE: CAS